SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                         ------------------------------



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




        Date of report (Date of earliest event reported) January 29, 1999



                          MASON-DIXON BANCSHARES, INC.
               (Exact name of Registrant as specified in Charter)



         Maryland                       0-20516              52-1764929
(State or Other Jurisdiction   (Commission File Number)    (IRS Employer
     of Incorporation)                                  Identification No.)



                    45 W. Main Street, Westminster, MD 21157
                (Address of Principal Executive Offices/Zip Code)



       Registrant's telephone number, including area code: (410) 857-3401




                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)




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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events.

         Mason-Dixon Bancshares, Inc. (OTC:MSDX), announces that is has entered into a definitive agreement to be acquired by BB&T Corporation (NYSE:BBT), a Winston-Salem, N.C.-based corporation, in a $256.9 million stock transaction that will double BB&T's presence in Maryland.

         Mason-Dixon stockholders will receive 1.30 shares of BB&T common stock for each share of Mason-Dixon common stock. Based on BB&T's closing price of $38.44 on January 26, the indicated value for Mason-Dixon would be $49.97 per share. The transaction, approved by the boards of directors of both companies, will be accounted for as a pooling of interests.

         Mason-Dixon will increase BB&T's assets to about $2.4 billion in Maryland, where BB&T will rank eighth in market share.

         Mason-Dixon's $1.1 billion franchise will extend BB&T's Maryland presence in the economically strong markets in central Maryland. Mason-Dixon Bancshares is the parent company of Carroll County Bank and Trust Company, Bank of Maryland, and Rose Shanis Financial Services, LLC.

         BB&T will donate $2.25 million and one acre to the city of Westminster or other appropriate entity. Mason-Dixon had planned to build a new Carroll County Bank and Trust operations center on the site. The money will help facilitate redevelopment of the land.

         Thomas K. Ferguson, President and CEO of Mason-Dixon, will be named executive vice president of civic and economic development for BB&T's Maryland regions. He also will serve on the bank's North Carolina board of directors. Westminster will become headquarters for BB&T's newest Maryland community bank region. Carroll County Bank Chief Executive Officer Michael Oster will be named the new region's president.

         The merger, which is subject to the approval of Mason-Dixon's stockholders and banking regulators, is expected to be completed in the third quarter of 1999. BB&T Corporation, with $35 billion in assets, operates 534 banking offices in Maryland, Virginia, Washington, D.C., and the Carolinas.

                                   * * * * * *

         This Current Report contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include information about the proposed BB&T acquisition, anticipated value of Mason-Dixon shares, accounting treatment of the transaction, future management positions, and the anticipated closing date for the acquisition. These statements may be identified by such forward-looking terminology as "expect", "believe", "anticipate", or by expressions of confidence such as "continuing" or "strong" or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. These include, but are not limited to, whether the merger will be consummated, whether the merger will be consummated in the manner



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anticipated,  general economic  conditions and competition in the geographic and business areas in which Mason-Dixon and its subsidiaries operate, inflation, fluctuations in interest rates, legislation, and governmental regulation. Actual events may differ materially from such forward-looking statements. Mason-Dixon assumes no obligation for updating any such forward-looking statements at any time.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   MASON-DIXON BANCSHARES, INC.



                                   By: /s/ Thomas K. Ferguson
Date: January 29, 1999                 -------------------------------------
                                       Thomas K. Ferguson
                                       President and Chief Executive Officer


F7022.600

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